Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of David O. Watson and Timothy Sullivan, signing singly and each acting individually, as the undersigneds true and lawful attorneyinfact with full power and authority as hereinafter described to
1 execute for and on behalf of the undersigned, in the undersigneds capacity as officer of Apellis Pharmaceuticals, Inc. the Company, Forms?3, 4, and 5 including any amendments thereto in accordance with Section?16a of the Securities Exchange Act of 1934, as amended, and the rules thereunder the Exchange Act
2 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form?3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form with the United States Securities and Exchange Commission the SEC and any stock exchange or similar authority, including without limitation the filing of a Form ID, Update Passphrase, or any other application materials to enable the undersigned to gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval system of the SEC
3 seek or obtain, as the undersigneds representative and on the undersigneds behalf, information regarding transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorneyinfact and approves and ratifies any such release of information and 4 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneyinfact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneyinfact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneyinfact may approve in suchattorneyinfact discretion.
The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such attorneyinfact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneyinfact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigneds responsibilities to comply with Section?16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorneyinfact assume i any liability for the undersigneds responsibility to comply with the requirements of the Exchange Act, ii any liability of the undersigned for any failure to comply with such requirements, or iii any obligation or liability of the undersigned for profit disgorgement under Section 16b of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms?3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneyinfact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of March, 2021. Mark DeLong
Name Mark DeLong

LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

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